EXHIBIT 10.03

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Supplementary Agreement No. 1
to Employment Agreement No. 1 dated January 05, 2024

City of Astana                                    October 16, 2024

Freedom Telecom Operations Limited Liability Partnership, represented by a member of the Board of Directors of Freedom Telecom Holding LTD. Baskakova O.S., acting on the basis of the resolution of the Sole Participant of Freedom Telecom Operations LLP dated October 16, 2024 No. 5, hereinafter referred to as the “Employer”, on the one hand, and a citizen of the Republic of Kazakhstan Kairat Bakibayevich Akhmetov, hereinafter referred to as the “Employee”, on the other hand, together referred to as the “Parties”, in accordance with the resolution of the Sole Participant of Freedom Telecom Operations LLP dated October 16, 2024 № 5 on elimination of the Management Board by transforming it into a sole executive body - General Director and appointment of K.B. Akhmetov to the position of General Director, have entered into this Supplementary Agreement No. 1 (hereinafter referred to as the Supplementary Agreement) to Employment Agreement No. 1 dated January 05, 2024 (hereinafter referred to as the Employment Agreement) on the following:

1.The Parties have agreed:
1.1. to amend clause 1.2 of the Employment Agreement to be read as follows:
“1.2. The Employer grants, and the Employee agrees to perform the employment functions in the position     of General Director of Freedom Telecom Operations LLP”.
1.2. to amend clause 2.1 of the Employment Agreement to be read as follows:
“2.1. The Employment Agreement is concluded for the term from January 05, 2024 to October 16, 2029”.

2. The terms and conditions of the Employment Agreement not affected by this Supplementary Agreement shall remain unchanged.

3. This Supplementary Agreement shall be an integral part of the Employment Agreement.

4. This Supplementary Agreement shall become effective upon its signing and shall remain in effect during the term of the Employment Agreement.

5. Details and signatures of the Parties:

Employee: Akhmetov K.B. /s/ Akhmetov K.B.	Employer: Freedom Telecom Operations LLP Member of the Board of Directors of Freedom Telecom Holding LTD. Baskakova O.S. /s/ Baskakova O.S. (seal)